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                                                              Exhibit 21


                            SUBSIDIARIES
                            ------------


Registrant:  Angelica Corporation, State of Incorporation:  Missouri


                                                         Percentage
                                                         of Voting
                                                         Securities
                             State of                    Owned by
Name                         Incorporation               Registrant
----                         -------------               ----------


Angelica Realty Co.          California                     100%
Angelica Textile
  Services, Inc.             California                     100%
Angelica International Ltd.  Federal Corporation, Canada    100%
Angelica Textile
  Services, Inc.             New York                       100%
Southern Service Company     California                     100%
Industrias Textiles El Curu  Costa Rica                     100%


Retail operations of the Registrant include a chain of 296 retail uniform specialty shops operating under the umbrella name of "Life Uniform and Shoe Shops." Generally, all shops operating in a specific
state form one company incorporated under the laws of that state.   All
such corporations (38) are wholly-owned subsidiaries of the Registrant.

All of the above subsidiaries are included in the consolidated financial statements filed herewith.